UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2025

STANDEX INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

23 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.50 Per Share	SXI	New York Stock Exchange

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Standex International Corporation

ITEM 5.02 DEPARTING DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS TO CERTAIN OFFICERS

(b)    On March 19, 2025, Amy Gagnon, Vice President and Chief Accounting Officer for the Company, notified the Company that she will be stepping down from her role as Chief Accounting Officer effective May 2, 2025, in order to attend to personal family obligations.

(c)    The Company has announced that Danielle Rangel, current Vice President of Internal Audit and Investigations, has been promoted to succeed Ms. Gagnon as Vice President and Chief Accounting Officer effective May 2, 2025. Ms. Rangel, age 43, joined the Company in May 2023 as Vice President of Internal Audit and Investigations. From August 2019 through May 2023, she served first as Global Financial Process & Controls Director and then Global Controller at Carlisle Fluid Technologies. Prior to that, from 2001 to 2019, she held various roles of increasing responsibility in internal audit and finance with Bombreco (Brazil), Walmart, Datacard, Pentair, and Emerson Automation Solutions. In connection with her appointment as Chief Accounting Officer, Ms. Rangel will be a participant in the Company’s Executive Severance Policy which policy previously was filed as an exhibit to the Company’s filing on Form 8-K dated November 1, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Ademir Sarcevic

Ademir Sarcevic
Chief Financial Officer

Date: March 24, 2025

Signing on behalf of the registrant and as principal financial officer